UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 29, 2021

LIBERATED SYNDICATION INC.
(Exact Name of Registrant as Specified in Its Charter)

Nevada	000-55779	47-5224851
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5001 Baum Boulevard, Suite 770	15213
Pittsburgh, Pennsylvania	(Zip Code)
(Address of Principal Executive Offices)

(412) 621-0902
(Registrant’s Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 29, 2021, the Board of Directors (the “Board”) of Liberated Syndication Inc. (the “Company”) appointed Jonathan Charak, as Chief Financial Officer of the Company, effective September 29, 2021 (the “Start Date”).

In connection with his appointment as Chief Financial Officer and in accordance with his Employment Agreement, dated as of September 29, 2021, between the Company and Mr. Charak, Mr. Charak received 105,000 restricted stock units (“RSUs”) from the Company as of the Start Date. Under the Restricted Stock Unit Award Agreement, dated as of the Start Date, between the Company and Mr. Charak (the “Time-Based RSU Agreement”), Mr. Charak was awarded 45,000 RSUs, of which 10,000 RSUs vest on September 29, 2022 (the “First Anniversary”), 15,000 RSUs vest on September 29, 2023 (the “Second Anniversary”), and 20,000 vest on September 29, 2024 (the “Third Anniversary”). Under the Time-Based RSU Agreement, if at any time on or following the First Anniversary the Company ceases to be current for purposes of its reporting obligations under Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), prior to the vesting of the RSUs, then the Time-Based RSU Agreement terminates and all remaining unvested RSUs shall be forfeited.

Under the Restricted Stock Unit Award Agreement, dated as of the Start Date, between the Company and Mr. Charak (the “Stock Price-Based RSU Agreement” and, together with the Time-Based RSU Agreement, the “RSU Agreements”), Mr. Charak was awarded 60,000 RSUs, of which (i) 10,000 RSUs vest upon the Company’s common stock trading at or above $7.50 per share for 30 consecutive trading days beginning on the Start Date and ending on or before the First Anniversary, ending after the First Anniversary and on or before the Second Anniversary, or ending after the Second Anniversary and on or before the Third Anniversary, (ii) 20,000 RSUs vest upon the Company’s common stock trading at or above $10.00 per share for 30 consecutive trading days beginning on the Start Date and ending on or before the Second Anniversary, on the Second Anniversary; or ending after the Second Anniversary and on or before the Third Anniversary, on the Third Anniversary, or (iii) 30,000 RSUs vest upon the Company’s common stock trading at or above $15.00 per share for 30 consecutive trading days, beginning on the Start Date and ending on or before the Third Anniversary, on the Third Anniversary.

Upon the occurrence of a Change of Control (as defined in the applicable RSU Agreement), the RSUs under each RSU Agreement shall immediately vest. Upon the vesting of any RSUs, Mr. Charak shall receive one share of the Company’s common stock in payment and settlement of each vested RSU, a payment in cash in an amount equal to the number of vested RSUs multiplied by the fair market value of a share of the Company’s common stock as of applicable vesting date, or a combination of cash and shares of common stock, as determined by the Company.

The foregoing description of the terms of the RSU Agreements is not complete and is subject to, and qualified in its entirety by, the terms of the RSU Agreements. The RSU Agreements are attached hereto as Exhibits 10.1 and 10.2 and are incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Number
Description

10.1
Restricted Stock Unit Award Agreement (the Time-Based RSU Agreement), dated as of September 29, 2021, between Liberated Syndication Inc. and Jonathan Charak.

10.2
Restricted Stock Unit Award Agreement (the Stock Price-Based RSU Agreement), dated as of September 29, 2021, between Liberated Syndication Inc. and Jonathan Charak.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIBERATED SYNDICATION INC.

October 5, 2021	By:	/s/ Laurie A. Sims
Laurie A. Sims
President and Chief Executive Officer